Exhibit 10.1

SARATOGA INVESTMENT CORP.

(a Maryland corporation)

EQUITY DISTRIBUTION AGREEMENT

July 30, 2021

Ladenburg Thalmann & Co. Inc.

640 5th Avenue, 4th Floor

New York, New York 10019

Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street NW
Suite 303
Washington, DC 20007

Ladies and Gentlemen:

Saratoga Investment Corp., a Maryland corporation (the “Company”), and Saratoga Investments Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), each confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Compass Point Research & Trading, LLC (“Compass Point”, together with Ladenburg, the “Agents”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agents, acting as agents and/or principals, shares of the Company’s common stock, $0.001 par value per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Common Shares issued and sold under this Agreement (such Common Shares being referred to herein as the “Shares”) shall be the sole responsibility of the Company, and neither Agent shall have any obligation in connection with such compliance. The issuance and sale of the Shares through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form N-2 (File No. 333-256366), including a base prospectus, relating to the Common Shares to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all exhibits, financial statements and schedules thereto and, when and if applicable, all documents incorporated or deemed to be incorporated therein by reference pursuant to the Small Business Credit Availability Act (the “SBCAA”) or the rules of the Commission promulgated thereunder or otherwise, and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 497 or Rule 424 under the Securities Act, and deemed to be a part of such registration statement pursuant to Rule 430B or 430C under the Securities Act, as amended on each date it shall be declared effective, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended, is herein called the “Registration Statement.” The base prospectus, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 or Rule 424 under the Securities Act is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement and the Prospectus shall be deemed to include without limitation, any document filed under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in otherwise to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, as the case may be, as of any specified date and any amendment or supplement thereto or to the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, that has been filed with the Commission.

SECTION 2. Placements.

The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agents on any day that (A) is a trading day for the Securities Exchange on which the Shares may then be listed (other than a day on which the Securities Exchange is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed Ladenburg by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 8 of this Agreement; provided, however, the Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall be effected by or through only one Agent on any single given day, and the Company shall in no event request that an Agent sell Shares on the same day as the other Agent. Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (which minimum price shall not be less than the Company’s most recently determined net asset value per share) (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A . The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agents set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If the Agents wish to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wish to accept amended terms, Ladenburg, on behalf of the Agents will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agents, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agents set forth on Exhibit B) setting forth the terms that the Agents are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agents until the Company delivers to the Agents an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agents set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Ladenburg’s acceptance of the terms of the Placement Notice on behalf of the Agents, or upon receipt by the Agents of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company or Ladenburg, on behalf of the Agents, terminates the Placement Notice in accordance with Section 4 below, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to the Agents in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agents and either (i) Ladenburg, on behalf of the Agents, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by Ladenburg.

Subject to the provisions of Section 7(a), the Agents, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with their normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Ladenburg will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agents pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agents (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agents may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which the NYSE is open for the transaction of business.

SECTION 4. Suspension of Sales. The Company or Ladenburg may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B , if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5.  Representations and Warranties. The Company represents and warrants to each Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date (each as defined below), and agrees with each Agent, as follows:

(i) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the date hereof, the Registration Statement (as amended or supplemented) complied and will comply in all material respects with the requirements of the Securities Act, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (as amended or supplemented), as of its date, and as of the respective dates of any amendments or supplements thereto, and as of the date hereof, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the (i) documents (and other exhibits) incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, and the Prospectus when such documents were filed with the Commission did not, and (ii) further documents (and other exhibits) incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, and the Prospectus when such documents are filed with the Commission will not, in each case, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, The representations and warranties in this Section 5(i) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and conformity with information concerning the Agents furnished in writing by or on behalf of the Agents to the Company expressly for use in the Registration Statement or the Prospectus.

(ii) The Company’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) is effective.

(iii) The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Company has full power and authority to own its property and to conduct its business as described in the Prospectus and enter into this Agreement, and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business prospects or operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Company Material Adverse Effect” ). The Company owns (i) 100% of the equity interests in Saratoga Investment Funding LLC (“SIF”), (ii) 100% of the limited partnership interests in Saratoga Investment Corp. SBIC LP (“SBIC LP”) and Saratoga Investment Corp. SBIC LP II (“SBIC LP II ” and, together with SBIC LP., the “SBIC Funds”) and (iii) 100% of the equity interests in Saratoga Investment Corp. CLO 2013-1, Ltd. (“Saratoga CLO” and together with SIF, the SBIC Funds, and those entities listed in Exhibit F, the “Subsidiaries”).

(iv) The Company has elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of its knowledge, threatened by the Commission, and is in compliance in all material respects with the applicable terms and conditions of the Securities Act and the Investment Company Act. The Company filed a notification of election to be regulated as a BDC under the Investment Company Act on Form N-54A (File No. 814-00749) (the “Notification of Election”) on March 21, 2007. When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act, as applicable to business development companies, and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. No person is serving or acting as an officer or director of, or investment adviser to, the Company except in compliance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”). Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Agents.

(v) Each of SBIC LP and SBIC LP II is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”); as of March 28, 2012 and August 12, 2019 respectively, and in each case, as of the date of this Agreement and the Closing Date. Each of SBIC LP’s and SBIC LP II’s SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding either SBIC LP and SBIC LP II are outstanding or unresolved. Each of SBIC LP and SBIC LP II is conducting its business in compliance in all material respects with the applicable requirements of the SBA. Each of SBIC LP and SBIC LP II is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Prospectus. Neither SBIC LP nor SBIC LP II is in default under the terms of any debenture which SBIC LP and SBIC LP II respectively have issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(vi) Each of this Agreement, the Investment Advisory Agreement, dated as of July 30, 2010, by and between the Company and the Adviser (the “Investment Advisory Agreement”) and the Administration Agreement, dated as of July 30, 2010, by and between the Company and the Adviser in its capacity of the Company’s administrator (the “Administration Agreement” and together with the Investment Advisory Agreement, the “Company Agreements”), has been duly authorized by the Company. Each Company Agreement complies with all applicable provisions of the Investment Company Act and the Advisers Act. Each Company Agreement has been duly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(vii) None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and each Company Agreement, or (2) the issuance and sale of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of, default under, (x) the articles of amendment and restatement of the Company, as amended to date (the “Charter”) or the amended and restated bylaws of the Company, as amended to date (the “Bylaws”) (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (z) any law, rule or regulation applicable to the Company or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Agents.

(viii) No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act, or the Exchange Act, (ii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(ix) The authorized, issued and outstanding capital stock of the Company conforms in all material respects to the description thereof under the headings “Description of Our Securities” and “Description of Our Capital Stock” in the Prospectus, and this Agreement, the Charter, the Bylaws, the Company Agreements and the dividend reinvestment plan conform in all material respects to the descriptions thereof contained in the Prospectus.

(x) This Agreement and the Company Agreements, the Charter and the Bylaws comply with all applicable provisions of the Investment Company Act, and all approvals of such documents required under the Investment Company Act by the Company’s shareholders and Board of Directors have been obtained and are in full force and effect.

(xi) The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(xii) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding Common Shares was issued in violation of the preemptive or other similar rights of any security holder of the Company. Other than as contemplated in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xiii) The Shares have been duly authorized by all requisite corporate action on the part of the Company for issuance and sale pursuant to the terms of this Agreement and, when issued and delivered by the Company pursuant to the terms of this Agreement against payment of the consideration set forth in the Prospectus will be validly issued, fully paid and non-assessable; all statements relating to the Shares contained in the Registration Statement and the Prospectus conform, in all material respects, to the Shares; and the issuance of the Shares is not subject to any preemptive rights.

(xiv) The Shares have been duly listed on the NYSE and prior to their issuance, the Shares will have been approved for listing.

(xv) There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries taken as a whole from that set forth in the Prospectus, and there have been no transactions entered into by the Company or any Subsidiary which are material to the Company and the Subsidiaries taken as a whole other than those in the ordinary course of its business or as described in the Prospectus.

(xvi) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or limit the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(xvii) The statements in the Registration Statement and the Prospectus under the headings “Regulation,” “Material U.S. Federal Income Tax Considerations,” “ “Description of Our Capital Stock,” “Description of Our Subscription Rights,” “Description of Our Debt Securities” and Description of Our Warrants,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xviii) Each of the Company and each Subsidiary has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not result in a Company Material Adverse Effect.

(xix) Except as otherwise contemplated in the Prospectus, the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly the financial condition of the Company as of the date indicated and said Company Financial Statements comply as to form with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. Ernst & Young LLP, whose report appears in the Prospectus and who has certified the Company Financial Statements and supporting schedules, if any, included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act and the Public Company Accounting Oversight Board.

(xx) There are no material restrictions, limitations or regulations with respect to the ability of the Company or any Subsidiary to invest its assets as described in the Prospectus, other than as described therein.

(xxi) Except as noted in the exhibit index to the Registration Statement, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement.

(xxii) The expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2.

(xxiii) Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) neither the Company nor any Subsidiary has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus, respectively.

(xxiv) Each of the Company and each Subsidiary owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(xxv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Exchange Act and the Investment Company Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and compliance with the books and records requirements under the Exchange Act and the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvi) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective; and the Company is not aware of any material weakness in such controls and procedures.

(xxvii) Neither the Company nor, to the knowledge of the Company, any employee nor agent of the Company or any Subsidiary has made any payment of funds of the Company or received or retained any funds, which payment, receipt or retention is of such a character that it is required to be disclosed in the Prospectus.

(xxviii) Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxix) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the Securities Act which have not been so described or filed as required.

(xxx) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) Neither the Company nor the Adviser, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any Subsidiary or the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, any Subsidiary or the Adviser, and to the knowledge of the Company, none of the Company’s or the Adviser’s affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) Neither the Company or any Subsidiary nor, to the knowledge of the Company, the Adviser nor, any director, officer, agent, employee or affiliate of the Company, any Subsidiary or the Adviser is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will directly or indirectly use the proceeds of the offering of the Shares contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii) Each of the Company and each Subsidiary is insured by insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or a Subsidiary or its respective business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect; the Company and each Subsidiary is in compliance with the terms of such policies and fidelity bond in all material respects; there are no claims by the Company or each Subsidiary under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has no reason to believe that it and its Subsidiaries will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(xxxiv) Except as set forth in or contemplated in the Prospectus, neither the Company nor any Subsidiary (i) has any material lending or other relationship with any bank or lending affiliate of either Agent and (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of either Agent.

(xxxv) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Company makes no representation or warranty with respect to such relationships involving the Agents or any affiliate and any other person that have not been disclosed to the Company by the Agents in connection with this Agreement.

(xxxvi) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Company and (C) will not, until the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase Common Shares.

(xxxvii) The Company intends to direct the investment of the proceeds from the sale of Shares pursuant to this Agreement in such a manner as to comply with the applicable requirements to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xxxviii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxix) The Company has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Directors of the Company has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 under the Investment Company Act and is in compliance in all material respects with such Rule.

(xl) Each of the Company and each Subsidiary owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(xli) To the Company’s knowledge, no director or officer of the Company or any Subsidiary or the Adviser is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company or the Adviser or result in a Company Material Adverse Effect.

(xlii) The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the transactions contemplated herein other than the Prospectus and other offering materials for which the Agents have consented to in accordance with Section 8(x) hereof.

Any certificate signed by or on behalf of the Company and delivered to Agents or counsel for Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Company as to the matters covered therein to the Agents.

SECTION 6.  Representations and Warranties of the Adviser. The Adviser represents and warrants to each Agent as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 8(p) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with each Agent, as follows:

(i) The Adviser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the corporate power and authority to own its property and to conduct its business as described in the Prospectus and enter into this Agreement and the Company Agreements and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Adviser (an “Adviser Material Adverse Effect”). The Adviser has no subsidiaries.

(ii) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(iii) Each of this Agreement and the Company Agreements to which the Adviser is a party, has been duly authorized by the Adviser. Each Company Agreement to which the Adviser is a party, complies with the applicable provisions of the Securities Act, the Investment Company Act and the Advisers Act. Each Company Agreement to which the Adviser is a party has been duly executed and delivered by the Adviser and (assuming the due and valid authorization, execution and delivery by the other parties thereto) represents a valid and binding agreement of the Adviser, enforceable against the Adviser, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(iv) The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, this Agreement and each Company Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, default under, (x) the limited liability company operating agreement of the Adviser (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Adviser that is material to the Adviser or (z) any law, rule or regulation applicable to the Adviser or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Agents.

(v) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Adviser for the performance by the Adviser of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Securities Act, the Investment Company Act, the Advisers Act or the Exchange Act, (ii) the rules and regulations of the FINRA or the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(vi) There are no legal or governmental proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is a party or to which any of its properties is subject (i) other than proceedings accurately described in all material respects in the Prospectus or proceedings that would not have a material adverse effect on the Adviser or on the power or ability of the Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(vii) The Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain, declare or file the foregoing would not result in an Adviser Material Adverse Effect.

(viii) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and by this Agreement and the Company Agreements.

(ix) The Investment Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

(x) All information furnished by the Adviser for use in the Registration Statement and the Prospectus, including, without limitation, the description of the Adviser does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading (in the case of the Prospectus, in light of the circumstances under which such information is provided).

(xi) There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Prospectus.

(xii) Neither the Adviser nor any of its affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(xiii) The operations of the Adviser are and have been conducted at all times in compliance with applicable Money Laundering laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Money Laundering laws is pending or, to the knowledge of the Adviser, threatened.

(xiv) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(xv) The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets.

Any certificate signed by or on behalf of the Adviser and delivered to the Agents or counsel for the Agents in connection with this Agreement shall be deemed to be a representation and warranty by the Adviser as to the matters covered therein to the Agents.

SECTION 7. Sale and Delivery to the Agents; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Ladenburg’s acceptance of the terms of a Placement Notice or upon receipt by Ladenburg of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agents, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use their commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Adviser acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Securities, and (ii) neither Agent will incur any liability or obligation to the Company or the Adviser or any other person or entity if it does not sell Placement Securities for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7 and (iii) neither Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Ladenburg in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Agents at which such Placement Securities were sold, after deduction for (i)the Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent (the “Transfer Agent”) to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided Ladenburg, on behalf of the Agents shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form. Ladenburg will deliver the related Net Proceeds related to all Placement Securities sold during a calendar month to the Company within three (3) business days following the end of such calendar month by check or in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or the Transfer Agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 12 hereto, it will (i) hold the Agents harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Transfer Agent (if applicable) and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)  Denominations; Registration. The Placement Securities shall be in such denominations and registered in such names as Ladenburg may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Company unless Ladenburg shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents in writing. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 8. Covenants of the Company. The Company covenants with each Agent as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act, (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Ladenburg’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Ladenburg’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of Ladenburg, on behalf of the Agents, to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497 or Rule 424 of the Securities Act.

(b) Filings. Except as may be mutually agreed by the Company and the Agents, the Company and the Agents agree that no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 424relating to the Shares that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”) and (ii) with respect to the Company’s annual report filings on Form 10-K, during any period commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 424 related to the Shares that includes updated financial information and other information as of the end of the Company’s most recent fiscal year (the “Form 10-K Filing” and each 10-Q Filing shall also be referred to herein as a “424 Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an “Earnings Release”) before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year then the Agents and the Company agree that no sales of Shares shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable 424 Filing. Notwithstanding the foregoing, without the prior written consent of each of the Company and the Agents, no sales of any Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

(c) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(d) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, but in no event later than two Business Days after such filing, and in such quantities and at such locations as the Agents may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Agent such number of copies of such amendment or supplement as such Agent may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(g) Rule 158. As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by an Agent under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its best efforts to cause the Placement Securities to be duly authorized for listing on the NYSE prior to the time of issuance.

(j) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(k) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act within the time periods required by the Investment Company Act.

(l) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Agents notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares.

(m) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to an Agent pursuant to this Agreement.

(n) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as either Agent may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 8(n) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after each 10-Q Filing or 10-K Filing whereby the Company will make its senior corporate officers available to address diligence inquiries of the Agents and will provide such additional information and documents as the Agents may reasonably request.

(o) Disclosure of Sales. The Company will disclose in a prospectus supplement filed with the Commission pursuant to Rule 424, and in its annual reports on Form 10-K the number of Placement Securities sold through the Agents, the net proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities. To the extent the information set forth in this Section 8(o) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(p)  Representation Dates; Certificates. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i)	files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities;

(ii)	files all annual report on Form 10-K under the Exchange Act; or

(iii)	files a quarterly report on Form 10-Q under the Exchange Act; and

(2) at any other time reasonably requested by an Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 8(p) shall be a “Representation Date”), the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 8(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(p), then before the Company delivers the Placement Notice or an Agent sells any Placement Securities, each of the Company and the Adviser shall provide the Agents with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(q) Company Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Agents written opinions of Eversheds Sutherland (US) LLP (collectively, “Company Counsel”), or other counsel satisfactory to Ladenburg, in form and substance reasonably satisfactory to Ladenburg and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 8(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date, within three (3) Trading Days after the date of a Form 10-K Filing, within three (3) Trading Days after the date of a Form 10-Q Filing and each time that the Registration Statement is amended or the Prospectus supplemented to include additional or amended financial information (the “Comfort Letter Triggering Event”), the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Ladenburg, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a Comfort Letter under this Section 8(r) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Company subsequently decides to issue a Placement Notice, the Company shall provide Ladenburg with a Comfort Letter prior to the issuance of such Placement Notice.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of Shares to be issued and sold pursuant to this Agreement other than an Agent; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(u) Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulation, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act of 2002.

(v) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(w) Status as Regulated Investment Company. The Company will use reasonable best efforts to comply with the requirements to qualify as a regulated investment company under Subchapter M of the Code with respect to any fiscal year in which the Company is an investment company under the Investment Company Act.

(x) Additional Sales Materials. Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Agents in their capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the NYSE and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of Shares hereunder.

SECTION 9. Payment of Expenses. Expenses. The Company will pay all of its own expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, including any security or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) filing fees and the reasonable fees and disbursements of counsel for the Agents in connection with the qualification or exemption of the Placement Securities under state securities laws in accordance with the provisions of Section 8(f) hereof, and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the fees and disbursements associated with the review of the Registration Statement and the offering of shares by FINRA, (vii) the printing and delivery to the Agents of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by an Agent to investors, (viii) the fees and expenses of the Transfer Agent for the Shares, (ix) the reasonable fees and disbursements of counsel to the Agents in an amount not to exceed $25,000, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

SECTION 10. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Adviser contained in this Agreement or in certificates of any officer of the Company or the Adviser the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Company Material Adverse Effect. Except as contemplated in the Prospectus, no Company Material Adverse effect shall have occurred.

(d) Opinion of Counsel for Company. Ladenburg shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinion is required pursuant to Section 8(q).

(e) Opinion of Counsel for Agents. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement, each time Shares are delivered to an Agent as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Agents shall have received written opinions of Blank Rome LLP, in form and substance reasonably satisfactory to Ladenburg, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agents with a Reliance Letter to the effect that the Agents may rely on a prior opinion delivered under this Section 10(e) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(f) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 8(p) on or before the date on which delivery of such certificate is required pursuant to Section 8(p).

(g) Accountant’s Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 8(r) on or before the date on which such delivery of such comfort letter is required pursuant to Section 8(r).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE or (ii) the Company shall have submitted to the NYSE a Supplemental Listing Application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Common Shares shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 8(p), counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)  Securities Act Filings Made. All filings with the Commission required by Rule 497 or Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497 or Rule 424.

(l) No Action. No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a BDC under the Investment Company Act or the standing of the Adviser as a registered investment adviser under the Advisers Act.

(m) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Ladenburg, on behalf of the Agents, by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 11, 12, 13, 18 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11. Indemnification and Contribution.

(a) The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Agents, each person, if any, who controls an Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each partner, director, officer, trustee, manager, member and shareholder of an Agent (each, an “Agent Indemnified Party” ) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Agents expressly for use therein; provided, however, that the Adviser will only be required to indemnify and hold harmless the Agent Indemnified Parties to the extent such untrue statement or omission or alleged untrue statement or omission relates to information regarding the Adviser made in reliance upon and in conformity with written information furnished to the Company by the Adviser.

(b) Each Agent, severally and not jointly, agrees to indemnify and hold harmless each of the Company and the Adviser and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company and the Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company and the Adviser to the Agents, but only with reference to written information relating to Ladenburg furnished to the Company by such Agent expressly for use in the Registration Statement or any amendment thereof, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party” ) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Ladenburg Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for Agent Indemnified Parties, such firm shall be designated in writing by Ladenburg. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 11(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Adviser on the one hand and the Agents on the other hand from the issuance and sale of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the Company and/or the Adviser on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and/or the Adviser on the one hand and the Agents on the other hand in connection with the issuance and sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the issuance and sale of the Shares (before deducting expenses) received by the Company and the total fees received by the Agents, bear to the aggregate offering price of the Shares. The relative fault of the Company and/or the Adviser on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Adviser and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, neither Agent shall be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Agent Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g) No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

SECTION 12. Information Furnished by the Agents. The names of Ladenburg and Compass Point set forth on the cover page of the Prospectus and the statements set forth in the second sentence of the second paragraph and the third paragraph under the caption “Plan of Distribution (Potential Conflicts of Interest)” in the Prospectus constitute the only information furnished by or on behalf of the Agents as such information is referred to in Sections 5 and 11 hereof.

SECTION 13.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents, or by or on behalf of the Company or the Adviser, and shall survive delivery of the Shares to the Agents.

SECTION 14. Termination of Agreement.

(a) Termination; General. Ladenburg, on behalf of the Agents, may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company or the Adviser, which would, in Ladenburg’s judgment, make it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, NYSE MKT or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in Ladenburg’s judgment makes it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by Ladenburg. Ladenburg, on behalf of the Agents, shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)  Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Agents on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(m), 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)  Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, Section 18 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 15.  Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Ladenburg shall be directed to Ladenburg Thalmann & Co. Inc., 640 5th Avenue, 4th Floor, New York, NY 10019, Attention: Equity Syndication Desk, with a copy to Blank Rome LLP, 1271 Avenue of the Americas, New York, NY 10020, Attention: Thomas Westle, Esq.; if sent to Compass Point Trading & Research, LLC, 1055 Thomas Jefferson Street NW, Suite 303, Washington, DC 20007, Attention: Alex Spotts, with a copy to Blank Rome LLP, 1271 Avenue of the Americas, New York, NY 10020 Attention: Thomas Westle, Esq.; if sent to the Company or the Adviser, will be mailed, delivered or telegraphed and confirmed to them at 535 Madison Avenue, New York, New York 10022, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street, Suite 700, Washington, DC 20001, Attention: Harry S. Pangas.

SECTION 16.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

SECTION 17. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 18. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the U.S. District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Agent or any Agent Indemnified Party. Each of the Agent and the Adviser and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser and may be enforced in any other courts to the jurisdiction of which the Company or the Adviser is or may be subject, by suit upon such judgment.

SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 20. Merger. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which The NYSE is closed or on which commercial banks located in New York City are required or authorized by law to close.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and retrieval system.

SECTION 22. Absence of Fiduciary Relationship. Each of the Company and the Adviser, severally and not jointly, acknowledges and agrees that:

(a) The Agents are acting solely as agents and/or principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not an Agent has advised or is advising the Company on other matters, and neither Agent has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Shares set forth in this Agreement was not established by the Agents;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) neither Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that each Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty relating to or arising under this Agreement and agrees that neither Agent shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Agents.

Very truly yours,

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer

SARATOGA INVESTMENT ADVISORS, LLC

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

COMPASS POINT TRADING & RESEARCH, LLC

By:	/s/ Christopher Nealon
Name:	Christopher Nealon
Title:	President & COO

EXHIBIT C

COMPENSATION

The Agents shall be paid compensation equal to 1.5% of the gross sales price of Shares sold pursuant to the terms of this Agreement.